PARAGON COMMERCIAL BANK

3535 Glenwood Avenue, Raleigh, North Carolina 27612

Loan # 9930000823	COMMERCIAL NOTE

Loan Officer	CWB	/s/ Charles W. Bartz
Charles W. Bartz, Senior Vice President

Date: April 11, 2013	Borrower: Chanticleer Holdings, Inc.

Loan Amount: $500,000.00	☒ Revolving Line of Credit

FOR VALUE RECEIVED, the undersigned, jointly and severally, promise(s) to pay to PARAGON COMMERCIAL BANK (“Bank”), or order, the sum of Five Hundred Thousand and 00/100 Dollars ($500,000.00) or so much as shall have been disbursed from time to time and remains unpaid, including or together with interest at the rate and payable in the manner hereinafter stated. Principal and interest shall be payable at Bank at the address indicated above, or such other place as the holder of this Note may designate.

INTEREST RATE

All payments made on this Note will be applied first to accrued interest and then to principal. Interest will accrue on the unpaid principal balance at the rate set forth below until maturity and will accrue on any unpaid past due interest before maturity and on any unpaid balance after maturity as set forth on the reverse side of this Note.

Interest payable on this Note will be at the per annum rate of:

☒	Wall Street Journal Prime Rate + 1.00%, with a floor rate of 5.00%

As used in this Note “Wall Street Journal Prime” shall mean the prime rate most recently published in the “Money Rates” section specified in the Eastern Edition of the Wall Street Journal; provided that if more than one such “Prime Rate” is published, the higher of such rate shall be applicable.

Interest will be calculated on the basis of:  ☒ Actual days/360 day year

All rates except the “Fixed” rate will be subject to change without prior notice at the sole option of Bank and will be effective:

☒	As of the date the base rate (Wall Street Journal Prime Rate) changes

Effect of Variable Rate: A change in the interest rate will have the following effect on the payments:

☒	The amount of each scheduled payment and the final payment will change.

PRINCIPAL PAYMENT TERMS

Principal (and interest if indicated under Interest Payment Terms below) shall be payable as follows:

☒	Payable in one single payment on April 10, 2014 (herein referred to as “Maturity”).

INTEREST PAYMENT TERMS

Interest shall be payable in arrears, as follows:

☒	Payable monthly beginning May 10, 2013 and consecutively on the same calendar day of each such calendar period thereafter.

LATE CHARGE

If any scheduled payment is in default 15 days or more (unless interest on this Note is payable in advance, in which case such period shall be 30 days or more), Obligors agree to pay a late charge equal to 6.00% of the amount of the payment that is in default, but not more than maximum amount allowed by applicable law.

PREPAYMENT

☒	This Note may be prepaid in whole or in part any time without premium.

For partial prepayments, the Bank may, in its sole discretion, apply the prepayment to principal and recalculate the installment payment amount so that equal payments of principal and interest will cause this Promissory Note to be paid in full with the same Maturity date (set forth above). If the Bank decides not to recalculate the installment payment amount, then such prepayment will be applied to the most remote installment then unpaid and shall not otherwise reduce the installment payments coming due prior thereto.

COLLATERAL

☒	SECURED. This Note is secured by collateral described in the following security instruments:

Cross Collateralized and Cross Defaulted with Paragon Commercial Loan #9930000455 to Borrower secured by:

☒	Security agreement(s) dated July 15, 2009 evidenced by UCC-1 filing with North Carolina Secretary of State for a blanket first priority lien on all furnishings, equipment, inventory and other items and types of personal property now owned or hereafter acquired, all the Borrower's general intangibles, instruments and or investment documents and accounts receivable, whether presently existing or arising in the future, and all the proceeds and products from the foregoing (including insurance proceeds). In addition to the foregoing, the collateral shall also include the Borrower's 11.5% interest in Chanticleer Investors, LLC sole asset: a Convertible Secured Promissory Note dated May 24, 2006 between Robert H. Brooks and any and all amendments thereto ("Security Agreement").

1)	At maturity of this Note, or upon default, Bank is authorized and empowered to apply to the payment hereof, any and all money deposited in Bank in the name of or to the credit of each party, without advance notice, and is authorized to offset any obligation of Bank to any party to the payment hereof.

2)	Collateral securing other loans of each party with Bank may also secure this loan and this loan may also be supported by separate Guaranty Agreement(s).

1

SIGNATURES

The undersigned parties are jointly and severally liable for the payment of this Note and have subscribed their names hereto. The provisions printed below are a part of this Note. The provisions of this Note are binding on the heirs, executors, administrators, successors and assigns of each and every party and shall inure to the benefit of the holder, its successors and assigns. This Note is executed under the seal of each of the parties and of the endorsers, if any.

CHANTICLEER HOLDINGS, INC.

By:	/s/ Michael D. Pruitt	(SEAL)
Michael D. Pruitt, President/CEO/CFO

Additional Terms and Provisions of Note

DEFAULT. Any of the following shall constitute an event of default: (1) the failure to make when due any payment described herein, whether of principal, interest, or otherwise; (2) the failure of any party hereto to perform any of the terms and conditions written into, the Loan Agreement or security instrument(s) securing this Note or any guaranty agreement or security instrument(s) securing such guaranty agreement which apply to this Note; (3) the death, dissolution, merger, consolidation or termination of existence of any party; or if any party is a corporation with thirty-five (35) or fewer shareholders, the aggregate transfer(s) of voting shares in such party whereby persons or entities not owning on the date hereof, singly or in the aggregate, 50% or more of the voting shares of such party, become the owner(s), singly or in the aggregate, of 50% or more of such voting shares, or if such party is a limited or general partnership, any change in general partnership interest(s) in such party; (4) the application for the appointment of a receiver for any party or the filing of a petition under any provisions of the Bankruptcy Code or Act by or against any party or any assignment for the benefit of creditors by or against any party; (5) the failure of any party to furnish from time to time, at Bank's request, financial information requested with respect to such party without undue delay; (6) a determination by Bank that it deems itself insecure or that an adverse change in the financial condition of any party has occurred since the date hereof; (7) the failure of any party to perform any other obligation to Bank; (8) the termination of any guaranty agreement which applies to this Note; (9) default by Borrower or any guarantor under the terms of any agreement or instrument pursuant to which Borrower or any guarantor has borrowed money from any person; (10) default by Borrower under terms of any instrument or other agreement to which this Agreement or any of the other loan documents are subordinate or which is subordinate to this Agreement or any of the other loan documents.(11) default by Borrower or any guarantor in keeping, performing or observing any term, covenant, agreement or condition of any Commitment upon which all or any portion of any indebtedness evidenced by the NOTE was predicated.

LATE CHARGES, EXPENSES AND ACCELERATION. Each party agrees to pay any late charges permitted by applicable law that Bank may, in its discretion, charge for late payments. If this Note is not paid in full whenever it becomes due and payable, each party agrees to pay all costs and expenses of collection, including a reasonable attorney's fee up to the amount of fifteen (15) percent of the then outstanding balance. Upon the occurrence of an event of default, the entire unpaid balance of this Note shall, at the option of Bank, become immediately due and payable, without notice or demand. Failure to exercise the option to accelerate shall not constitute a waiver of the right to exercise same in the event of any subsequent default.

INTEREST. Upon the nonpayment of any payment of interest described herein, the Bank, at its option and without accelerating this Note, may accrue interest on such unpaid interest at the rate(s) applicable hereunder from lime to time until maturity of this Note. After maturity of this Note, whether by acceleration or otherwise, interest will accrue on the unpaid principal of this Note and any accrued but unpaid interest shall bear interest at the lesser of (i) the highest contract rate, if any, permitted by applicable law (ii) a rate equal to 18% per annum. Such interest rate shall apply both before and after any judgment hereon.

WAIVER. Each party waives presentment, demand, protest and notice of dishonor, waives any rights which they may have to require Bank to proceed against any other person or property, agrees that without notice to any party and without affecting any party's liability, Bank, at any time or times, may grant extensions of the time for payment or other indulgences to any party or permit the renewal, amendment or modification of this Note, the Loan Agreement or any security instrument(s), or permit the substitution, exchange or release of any security for this Note and may add or release any party primarily or secondarily liable, and agrees that Bank may apply all moneys made available to it from any part of the proceeds from the disposition of any security for this Note either to this Note or to any other obligation of any of the parties to Bank, as Bank may elect from time to time.

PARTIES. Each signatory of this Note is herein sometimes referred to as "Party" or collectively as "Parties" and each agrees to be liable hereunder jointly and severally. This Note shall apply to and bind each party's heirs, personal representatives, successors and assigns. All references in this Note to Bank shall include the holder hereof and this Note shall inure to the benefit of any holder, its successors and assigns.

PARTIES' DUE DILIGENCE. The undersigned acknowledge and represent that they have relied upon their own due diligence in making their own independent evaluations of the purposes for which the proceeds of this Note will be used and of the business affairs and financial condition of all parties hereto. and they will continue to be responsible for making their own appraisals of such matters. The undersigned have not relied upon and will not hereafter rely upon Bank for such information for such appraisal or other assessment or review and, further, will not rely upon any such information which may now or hereafter be prepared by Bank.

CREDIT INVESTIGATION. The Bank is authorized to investigate from time to time the credit of each party and to answer questions relating to the Bank's credit experience with each party.

2

PARAGON COMMERCIAL BANK

COMMERCIAL LOAN AGREEMENT

THIS COMMERCIAL LOAN AGREEMENT (the "AGREEMENT") is made this 11th day of April, 2013, between Chanticleer Holdings, Inc. ("BORROWER") whose address is 11220 Elm Lane Suite 203 Charlotte, NC 28277 and Paragon Commercial Bank ("BANK").

RECITAL

BORROWER wishes to acknowledge total borrowings as of the date of this Commercial Loan Agreement from BANK in the principal sum of up to Seven Hundred Thirty Four Thousand One Hundred Thirty and 43/100 DOLLARS ($734,130.43), and BANK is and or has been willing to lend such sum to BORROWER on the terms and conditions herein contained and as may have been contained in any and all previous commitment letters issued by BANK (the "COMMITMENT(s)"), which COMMITMENT(s) also may require or have required one or more guarantors (each a "GUARANTOR") to agree to certain terms and conditions contained therein and in a separate guaranty agreements.

NOW THEREFORE, BANK and BORROWER agree to the premises herein contained as follows:

ARTICLE I – LOAN

☒	Subject to the terms and conditions set forth herein, BANK agrees or has previously agreed to make a loan to BORROWER in the original principal sum of $250,000.00, with a current principal balance of $234,130.43 (#9930000455).

☒	Subject to the terms and conditions set forth herein, BANK agrees or has previously agreed to provide an open end line of credit to BORROWER; amounts repaid may be re-borrowed , provided that the aggregate principal amount outstanding at any one time does not exceed $500,000.00.

The indebtedness to be provided pursuant to this AGREEMENT is hereinafter sometimes referred to as the "LOAN".

SECTION 1.1. NOTE. The LOAN shall be evidenced by BORROWER's Commercial Note dated the same date as this AGREEMENT substantially in the form of Exhibit A attached hereto ("NOTE"), all terms of which are incorporated herein by this reference.

SECTION 1.2. LOAN DOCUMENTS. The loan documents shall include this AGREEMENT, the NOTE, deed of trust, guaranty agreement, any collateral assignments, and any and all other documents which BORROWER, GUARANTOR or any other party or parties have executed and delivered, or may hereafter execute and deliver to evidence, secure or guarantee the obligations, or any part thereof, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified. The loan documents constitute the entire understanding and agreement between BORROWER and BANK with respect to the transactions arising in connection with the LOAN, and supersede all prior written or oral understandings and agreements between BORROWER and BANK with respect to the matters addressed in the loan documents. In particular, and without limitation, the terms of any commitment by BANK to make the LOAN are merged into the loan documents. Except as incorporated in writing into the loan documents, there are no representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in the loan documents. If there is any conflict between the terms, conditions and provisions of this AGREEMENT and those of any other instrument or agreement, including any other loan document, the terms, conditions and provisions of this AGREEMENT shall prevail.

SECTION 1.3. PREPAYMENT. BORROWER may prepay principal on the indebtedness arising under this AGREEMENT only in accordance with the terms of the NOTE.

SECTION 1.4. PURPOSE. The proceeds of the LOAN shall be used as identified in each loan approval.

SECTION 1.5. SECURITY. As security for all indebtedness to BANK, BORROWER grants to BANK a security interest in BORROWER's collateral as identified in each set of loan documents.

SECTION 1.6. SUCCESSORS AND ASSIGNS.

(a) Each and every one of the covenants, terms, provisions and conditions of this AGREEMENT and the LOAN documents shall apply to, bind and inure to the benefit of BORROWER, its successors and those assigns of BORROWER consented to in writing by BANK, and shall apply to, bind and inure to the benefit of BANK and the endorsees, transferees, successors and assigns of BANK, and all persons claiming under or through any of them.

(b) BORROWER agrees not to transfer, assign, pledge or hypothecate any right or interest in any payment or advance due pursuant to this AGREEMENT, or any of the other benefits of this AGREEMENT, without the prior written consent of BANK, which consent may be withheld by BANK in its sole and absolute discretion. Any such transfer, assignment, pledge or hypothecation made or attempted by BORROWER without the prior written consent of BANK shall be void and of no effect. No consent by BANK to an assignment shall be deemed to be a waiver of the requirement of prior written consent by BANK with respect to each and every further assignment and as a condition precedent to the effectiveness of such assignment.

(c) BANK may sell or offer to sell the LOAN or interests therein to one or more assignees or participants. BORROWER shall execute, acknowledge and deliver any and all instruments reasonably requested by BANK in connection therewith, and to the extent, if any, specified in any such assignment or participation, such assignee(s) or participant(s) shall have the same rights and benefits with respect to the LOAN Documents as such person(s) would have if such person(s) were BANK hereunder. BANK may disseminate any information it now has or hereafter obtains pertaining to the LOAN, including any security for the LOAN, any credit or other information on the BORROWER's property (including environmental reports and assessments), BORROWER, any of Borrower's principals or any GUARANTOR, to any actual or prospective assignee or participant, to BANK's affiliates, to any regulatory body having jurisdiction over BANK, to any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to BORROWER and the LOAN, or to any other party as necessary or appropriate in BANK's reasonable judgment.

SECTION 1.7. CREDIT LINE PAYOUT. At a time of BORROWER's choosing, but prior to the maturity date of the NOTE, the principal balance of the NOTE for any line of credit must be fully repaid by BORROWER and must remain paid out for NA consecutive days.

ARTICLE II- REPRESENTATIONS AND WARRANTIES

BORROWER makes the following representations and warranties to BANK, which representations and warranties shall survive the execution of this AGREEMENT and the closing and shall be affirmed upon each draw request and any advances of the LOAN.

SECTION 2.1. LEGAL STATUS. BORROWER is a business entity duly organized and existing under the laws of the State of North Carolina, and is qualified to do business in all jurisdictions in which it conducts its business.

1

SECTION 2.2. NO VIOLATION. The making and performance by BORROWER of this AGREEMENT does not violate any provision of law, and does not result in a breach of or constitute a default under any agreement, indenture or other instrument to which BORROWER is a party or by which BORROWER may be bound.

SECTION 2.3. AUTHORIZATION. This AGREEMENT has been duly authorized, executed and delivered, and is a valid and binding agreement of BORROWER; and the NOTE to be issued hereunder by BORROWER, upon its execution and delivery in accordance with the provisions of this AGREEMENT, will be a valid and binding obligation of BORROWER in accordance with its terms.

SECTION 2.4. LITIGATION. There are no pending or threatened actions or proceedings before any court or administrative agency which may adversely affect the financial condition, results of operations, business or properties of BORROWER other than those heretofore disclosed by BORROWER to BANK in writing.

SECTION 2.5. CORRECTNESS OF FINANCIAL STATEMENTS. The financial statements dated December 31, 2012, heretofore delivered by BORROWER to BANK present fairly the financial condition of BORROWER, and prepared in accordance with sound accounting principles applicable to entities such as the BORROWER, consistently applies as approved by LENDER. As of the date of such financial statements, and since such date, there has been no material adverse change in the condition or operations of BORROWER, nor has BORROWER mortgaged, pledged or granted a security interest in or encumbered any of BORROWER's assets or properties since such date.

SECTION 2.6. TAXES. BORROWER has filed or caused to be filed all tax returns, reports, estimates and declarations which are required to be filed, and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on BORROWER or any of its property by any governmental authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with and prepared in accordance with sound accounting principles applicable to entities such as the BORROWER, consistently applies as approved by LENDER have been established; and no liens have been filed and no claims are being asserted with respect to any such taxes, fees or other charges and no event exists, or will exist at closing which with the giving notice or the lapse of time, or both, would give rise to a lien. Federal tax returns of BORROWER have been audited through BORROWER's tax year ended 2012, and BORROWER has no knowledge of any pending assessments or adjustments of its income tax payable with respect to any year subsequent to that date.

SECTION 2.7. NO SUBORDINATION. The obligations of BORROWER under this AGREEMENT or the NOTE are not subordinated in right of payment to any other obligation of BORROWER to any other lender or other person, including without limitation any member, manager, shareholder, principal, partner, director, officer, employee or agent of BORROWER.

SECTION 2.8. PERMITS, FRANCHISES. The BORROWER possesses, and will hereafter possess, all permits, memberships, franchises, contracts, and licenses required and all trademark rights , trade names, trade name rights, patents, patent rights, and fictitious name rights necessary to enable it to conduct the business in which it is now engaged without conflict with the rights of others.

SECTION 2.9 NO DEFAULT— CONTRACTUAL OBLIGATIONS. BORROWER is not in default under or with respect to any contractual obligation (including any indebtness) in any respect which could be materially adverse to its businesses, operations, properties, financial or other conditions, or which could materially adversely affect its ability to perform its obligations under the loan documents, and no event exists, or will exist at closing which, with the giving of notice or the lapse of time, or both, would give rise to such a default. To the best of its knowledge, all of the material contractual obligations of BORROWER are valid, binding, and enforceable obligations of all of the parties thereto, in accordance with their respective terms, and, to the best of its knowledge, there are no material disputes between BORROWER and the other parties to such material contractual obligations with respect to such contractual obligations and BORROWER, after taking the LOAN into account, will be able to continue performing its obligations under such contractual obligations.

SECTION 2.10 NO DEFAULT — LOAN DOCUMENTS. No default conditions or EVENT OF DEFAULT shall exist at closing and, to the best of BORROWER's knowledge, after due and diligent inquiry, no event exists, or will exist at closing which with the giving of notice or the lapse of time, or both, would give rise to a default condition.

SECTION 2.11 OWNERSHIP OF PROPERTY; LIENS; ETC. BORROWER has good and marketable title in fee simple in and to all of the collateral (including without limitation, the Borrowing Base, as defined in SECTION 3.4(t), if applicable) free and clear of any and all liens, security interests, claims, demands, off-sets, contingencies or other outstanding interests, whether legal or equitable, except for liens and interests, if any, approved by BANK.

SECTION 2.12 DISCLOSURE. Neither this AGREEMENT, the other loan documents, nor any representation , certificate, statement or other documents furnished to BANK prior to or contemporaneous with the execution and delivery of this AGREEMENT by BORROWER contains any untrue statement of any material fact or omits disclosure of any material fact necessary to make the statement contained herein misleading. There is no material fact known to BORROWER which has not been disclosed to BANK in writing which affects in a materially adverse manner the property, business, prospects, profits or condition (financial or otherwise) of BORROWER, or the ability of BORROWER to fully perform this AGREEMENT and the other loan documents to which it is a party, and any all other transactions contemplated herein.

SECTION 2.13 COLLATERAL AND COMPLIANCE. All of the collateral and all other property that is necessary for the full use and enjoyment of the collateral is in material compliance with all governmental and regulatory orders, directives, rules and regulations, including zoning, subdivision, and environmental rules and regulations, and will be operated in such manner to remain in material compliance with such laws until the LOAN is paid and satisfied in full.

SECTION 2.14 NO MATERIALLY ADVERSE CONTRACTS ETC. BORROWER is not subject to any charter or corporate restriction or legal restrictions, or any judgment, decree, order, rule, regulations or any other requirement of law which has or is expected in the future to have a material adverse effect on the business, assets, or financial condition or prospects of BORROWER. BORROWER is not a party to any contract or agreement which has or is expected to have any material adverse effect on the business, assets, financial conditions or prospects of any of them.

SECTION 2.15 NAME. BORROWER operates its business and owns its assets only under its name used herein.

SECTION 2.16 ENVIRONMENTAL COMPLIANCE. BORROWER has not conducted any activity on any real property owned or leased by it, or otherwise in its possession or control, involving the generation, treatment, storage or disposal of hazardous waste, other than activities in the normal course of its business (and as to such activities in the normal course of business, it is in compliance in all material respects with all requirements of law), nor has any previous owner conducted any such activities. BORROWER's records do not now, nor to its best knowledge, have they ever revealed any discharge, spill, or disposal of any hazardous substances, hazardous waste or oil at, on or under any of the aforementioned real property. There has not been any notice or violation, administrative penalty, civil or criminal action, claim, lien or any administrative or legal action or notice of same by any person whatsoever (including any governmental authority) against BORROWER of any of the aforementioned real property relating to any hazardous substances, hazardous waste, oil, or any other environmental matters. The soil, surface water and ground water on, under or about said real property are free from hazardous substances, hazardous waste and oil.

ARTICLE III —CONDITIONS PRECEDENT

The obligation of BANK to make any advance hereunder is subject to the fulfillment of the following conditions:

SECTION 3.1. APPROVAL OF BANK COUNSEL. All legal matters incidental to each advance hereunder shall be satisfactory to BANK counsel.

2

SECTION 3.2. REPRESENTATIONS AND WARRANTIES. The representations and warranties made by BORROWER which are contained herein and/or in any certificate. document. or financial or other statement furnished at any time under or in connection herewith. shall be correct and as of closing, as if made on and as of such date, and on and as of the date of each advance or disbursement of LOAN proceeds.

SECTION 3.3 NO DEFAULT OR EVENT OF DEFAULT. No default condition or EVENT OF DEFAULT shall have occurred and be continuing as of closing or after giving effect to the LOAN to be made at closing, nor shall a default condition or EVENT OF DEFAULT exist as of the date of any disbursement or advance of LOAN proceeds.

SECTION 3.4. DOCUMENTATION. BORROWER shall have delivered to BANK in form and substance satisfactory to BANK the following described documents:

(a) Loan Documents. BANK shall have received fully executed and, if necessary, recorded or filed, originals of the loan documents required by the COMMITMENT, this AGREEMENT and/or as may be otherwise required by BANK to evidence the LOAN and to create and perfect the lien and security interest in the collateral required herein.

(b) Supporting Documentation. All of the conditions listed in this SECTION 3.3, in the COMMITMENT and elsewhere in this AGREEMENT shall have been completed and/or satisfied, including, without limitation, perfection in favor of BANK of the lien and security interest in all of the collateral as required herein.

(c) UCC-11 Search Results. BANK shall have received current UCC-11 search results from such local and state filing offices verifying any judgments, liens or pending cases as BANK may request, each showing no liens or encumbrances against any of the collateral.

(d) Taxes. BORROWER shall have delivered to BANK evidence that the ad valorem taxes on any real property that is a part of the collateral have been paid through the most recent calendar year and information as to tax parcel identification numbers, tax rates, estimated tax values and the identities of the taxing authorities.

(e) Licensee and Permits. BORROWER shall have received copies of all material licenses and permits respecting BORROWER's business that are necessary for the conduct thereof.

(f) Insurance. BORROWER shall have delivered to BANK evidence that BORROWER and such other persons as required by BANK have obtained each of the insurance policies required under this AGREEMENT together with satisfactory evidence of premium payments.

(g) Current Financial Statements. BORROWER shall have delivered to BANK complete and current financial statements, all as required by and in form satisfactory to BANK.

(h) Taxpayer Identification Number. BORROWER shall have supplied to BANK its federal taxpayer identification numbers and/or social security numbers.

(i) Authority Documents. BANK shall have received from BORROWER and from such other persons as BANK may request, documents evidencing their respective authority to enter into this LOAN and loan documents, as applicable, together with certificates of authority and/or good standing and borrowing certifications as BANK and its counsel deem appropriate.

(j) Opinion of BORROWER's Counsel. BANK shall have received from BORROWER's counsel a written legal opinion regarding, as applicable, the organization and operation of BORROWER, the enforceability of the loan documents and such other matters as BANK may reasonably request, such opinion to be in form and substance satisfactory to BANK.

(k) Borrowing Base Report. NA

SECTION 3.5 ORIGINATION FEE AND OTHER FEES. BORROWER shall have paid to BANK the origination fee or commitment fee as may be required in the COMMITMENT and all other fees and costs and expenses to be paid by BORROWER at or before closing, as provided in the COMMITMENT.

SECTION 3.6 BANK ACCOUNTS. As a condition of the LOAN, BORROWER or a related entity agrees to establish and maintain their primary depository account with BANK. BORROWER or such related entity agrees to maintain deposits with BANK based on this relationship and during the term of the LOAN.

SECTION 3.7 ADDITIONAL MATTERS. All other documents and legal matters in connection with the transactions contemplated by this AGREEMENT shall be received by BANK in form and substance satisfactory to BANK and its counsel and such counsel shall have received all information and such counterpart originals, or certified or other such copies of such documents, as such counsel may reasonably request.

SECTION 3.8 GENERAL. Without imposing any obligation or undertaking by BANK or its counsel and without acknowledging compliance with the representations and warranties or waiving strict compliance by BORROWER with all of the terms and conditions of the AGREEMENT and the materiality of all of the representations and warranties of BORROWER, BANK or BANK's counsel shall retain the right to be satisfied that all matters required to be performed in connection with this transaction have been performed in such a manner that the LOAN funds can be advanced, the lien and security position of BANK perfected in the collateral and that no event exists which will jeopardize the LOAN or the prospect of payment of the LOAN or the payment or performance of any of BORROWER's obligations in this AGREEMENT or any other loan documents.

ARTICLE IV — AFFIRMATIVE COVENANTS

BORROWER covenants that so long as BORROWER is indebted to BANK under this AGREEMENT, and until the payment in full of the NOTE issued hereunder, BORROWER will:

SECTION 4.1 . PUNCTUAL PAYMENT. Punctually pay the interest and principal of the NOTE at the times and place in the manner specified in the NOTE.

SECTION 4.2 PRIORITY PAYMENTS. Make payments of principal and interest due under this AGREEMENT and the NOTE before making any payments of (a) principal and interest to any non-related party creditor and (b) principal and interest to any shareholder, partner, member or other related party of BORROWER.

SECTION 4.3. ACCOUNTING RECORDS. Maintain adequate books and accounts in accordance with sound accounting principles applicable to entities such as the Borrower, consistently applied as approved by Lender. BORROWER shall permit any representative of BANK, at any reasonable time, to inspect, audit and examine such books and inspect the properties of BORROWER.

SECTION 4.4. FINANCIAL STATEMENTS. Furnish BANK: From time to time such other information as BANK may reasonably request.

SECTION 4.5. EXISTENCE. Preserve and maintain its existence and all of its rights, privileges and franchises; conduct its business in an orderly, efficient, and regular manner; and comply with the requirements of all applicable laws, rules, regulations and orders of a governmental authority.

SECTION 4.6. INSURANCE. Maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to BORROWER's, including but not limited to fire, public liability. Property damage, flood , contents coverage and workers' compensation. carried in companies and in amounts satisfactory to BANK; and BORROWER shall deliver to BANK from time to time at BANK's request schedules setting forth all insurance then in effect.

SECTION 4.7. FACILITIES. Keep all BORROWER's properties useful or necessary to BORROWER's business in good repair and condition, and from time to time make necessary repairs . renewals and replacements thereto so that BORROWER's property shall be fully and efficiently preserved and maintained.

SECTION 4.8. TAXES AND OTHER LIABILITIES. Pay and discharge when due any and all indebtedness, obligations, assessments, taxes, including federal and state income taxes and real and personal property taxes. except such as BORROWER may in good faith contest or as to which a bona fide dispute may arise; provided provision is made to the satisfaction of BANK for eventual payment thereof in the even that it is found that the same is an obligation of BORROWER.

3

SECTION 4.9. LITIGATION. Promptly give notice in writing to BANK of any litigation pending or threatened in excess of $10,000.00.

SECTION 4.10. FINANCIAL CONDITION. Maintain BORROWER’s financial condition according to the following schedules: NA

SECTION 4.11 CROSS COLLATERAL. BORROWER Agrees, and GUARANTOR will agree, that any collateral securing the LOAN will also secure any other indebtedness of BORROWER or GUARANTOR to BANK and that any other collateral pledged as security for any other obligation of BORROWER or GUARANTOR to BANK will also secure their respective obligations under this AGREEMENT.

SECTION 4.12. DOCUMENTARY STAMP TAXES. Payor reimburse BANK on demand for all present and future documentary stamp taxes , if any, required by any jurisdiction as a condition of filing a financing statement, deed of trust or other agreement covering collateral which is the subject of this AGREEMENT.

SECTION 4.13. NOTICE TO BANK. Promptly give notice in writing to BANK of (1) the occurrence of any EVENT OF DEFAULT: (2) any change in the location of any collateral for the LOAN, name of BORROWER, and in the case of an organization, any change in name, identity or corporate structure; or (3) any uninsured or partially uninsured loss through fire, theft, liability or property damage in excess of an aggregate of $25,000.00.

SECTION 4.14. WAIVER OF TRIAL BY JURY. To the extent permitted by law, it is mutually agreed by and between the BORROWER and BANK that the respective parties waive trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other or any matter whatsoever arising of or in any way connected with this AGREEMENT.

SECTION 4.15. DEATH OF THE GUARANTOR. Notwithstanding anything to the contrary in the body of any of the loan documents, it is understood that the death of any natural person who is a GUARANTOR shall constitute an EVENT OF DEFAULT, provided however, that the BORROWER and any parties offer and consummate an alternative guaranty structure acceptable to the BANK, which shall consist of the execution of the same unconditional guaranty agreement as initially executed by the deceased GUARANTOR by an individual, individuals, entity or entities, or with any changes to the guaranty agreement as may be required by law and satisfactory to the BANK. The BANK reserves the right to require documentation evidencing the authority of the substitute or alternative GUARANTOR or GUARANTORs including, without limitation, trust agreements, partnership agreements, corporate resolutions and operating agreements, and to require an opinion of counsel acceptable to the BANK that the guaranty or guaranties have been duly authorized, executed and delivered and are valid and enforceable in accordance with their terms if the alternative GUARANTOR is not an individual or natural person. The party’s or the parties’ failure to deliver and execute such alternative guaranty agreement or agreements shall entitle the BANK, at its option and in BANK’s sole discretion, to call the LOAN due and payable in full, such failure being an EVENT OF DEFAULT under the NOTE and the LOAN documents.

ARTICLE V — NEGATIVE COVENANTS

BORROWER further covenants that so long as BORROWER is indebted to BANK under this AGREEMENT, and until payment in full of the NOTE issued hereunder, BORROWER shall not, without prior written consent of BANK:

SECTION 5.1. USE OF FUNDS. Use any of the proceeds of the NOTE except for the purpose(s) stated in SECTION 1.4.

SECTION 5.2. CAPITAL EXPENDITURE LIMITATION. Make any additional investment in fixed assets in anyone fiscal year in excess of an aggregate of NA.

SECTION 5.3. LEASE EXPENDITURES; MAXIMUM LEASES. During the term of the LOAN, BORROWER will not enter into any lease agreement which would cause or require the total amount of annual lease expenditures incurred by the BORROWER on all leases to exceed NA per fiscal year, without the prior written approval of BANK.

SECTION 5.4. OTHER INDEBTEDNESS. Create, incur, assume, guaranty, become contingently liable for, or permit to exist any other liabilities or other indebtedness resulting from borrowings, loans or advances, whether secured or unsecured, except short-term borrowings from BANK and the liabilities of BORROWER to BANK for money borrowed hereunder, nor shall BORROWER knowingly grant or permit liens on or security interests in any of BORROWER’s assets.

SECTION 5.5. MERGER, CONSOLIDATION, SALE OF ASSETS. Merge into or consolidate with any corporation or other entity, or acquire all or substantially all of the assets of any other corporation or entity; or sell, lease, assign, transfer or otherwise dispose of all or substantially all of its assets.

SECTION 5.6. GUARANTEES. Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments in the ordinary course of business) or accommodation endorser or otherwise for the debt or obligations of any other person or entity.

SECTION 5.7. LOANS, ADVANCES, INVESTMENTS. Make any loans or advances to, or investments in, any person or entity, including officers, directors, stockholders, managers, members, partners or employees of BORROWER.

SECTION 5.8. DIVIDENDS, DISTRIBUTIONS. Declare or pay any dividend either in cash, stock or other property; or redeem , retire, purchase or otherwise acquire any shares of any class of BORROWER’s stock or any other equity interest in BORROWER now or hereafter outstanding. During the term of the LOAN, BORROWER may not purchase or redeem any shares of its capital stock, declare or pay any dividends, or make any other distribution, loan or payment to any stockholder, member, partner, officer or employee in excess of NA in any fiscal year, other than normal salaries and amounts needed to pay actual income taxes paid by the individual owners resulting from the BORROWER’s income reported on their personal tax returns.

SECTION 5.9. OFFICER AND DIRECTOR COMPENSATION. Pay any compensation to any past, present or future shareholder, director, officer, manager, member, partner or employee, whether through salary, bonus, or otherwise, in excess of NA. During the term of the LOAN, the sum of all salaries, bonuses, fringe benefits or other compensation paid by BORROWER to all officers shall not exceed $ NA without the prior written consent of BANK.

SECTION 5.10 CHANGE IN FISCAL YEAR. Change its fiscal year without the consent of the BANK.

SECTION 5.11 CHANGE OF CONTROL. Make or suffer a change of ownership or change in management that effectively changes control of BORROWER from the current ownership or management.

ARTICLE VI — DEFAULT

SECTION 6.1. EVENTS OF DEFAULT. The following shall constitute EVENTS OF DEFAULT:

(a) Default by BORROWER in any payment of principal or interest under the NOTE subject to any applicable grace or cure periods stated in the NOTE.

(b) Any representation or warranty made by BORROWER hereunder shall prove to be at any time incorrect in any material respect.

(c) Default by BORROWER in the performance of any other non-payment covenant or agreement contained herein.

(d) Default by BORROWER or GUARANTOR under the terms of any agreement or instrument pursuant to which BORROWER or GUARANTOR has borrowed money from any person.

(e) The entry of any judgment or levy of any attachment, execution or other process against the assets of BORROWER, and such judgment be not satisfied, or such levy or other process be not removed within twenty (20) days after the entry or levy thereof, or at least five (5) days prior to the time of any proposed sale under any such judgment or levy.

(f) BORROWER or any GUARANTOR shall be adjudicated as bankrupt or insolvent, or shall consent to or apply for the appointment or a receiver, trustee or liquidator of itself or any of its property, or shall admit in writing its inability to pay its debts generally as they become due, or shall make a general assignment for the benefit of creditors, or shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization or arrangement in a proceeding under any bankruptcy law, or BORROWER or its directors, majority stockholders, partners, managers or members shall take action looking into the dissolution or liquidation of BORROWER.

4

(g) BORROWER’s breach of or default under any of or default under any of the terms, conditions or covenants contained in this AGREEMENT.

(h) The actual or threatened demolition, injury or waste to the collateral, or any part thereof, which, in the sole opinion of BANK, may impair its value, or the actual or threatened decline in value of the collateral or any part thereof;

(i) The insolvency of BORROWER, or any party comprising BORROWER, GUARANTOR, or any person obligated for payment of the LOAN.

(j) BORROWER’s default under terms of any instrument or other agreement to which this AGREEMENT or any of the other loan documents are subordinate or which is subordinate to this AGREEMENT or any of the other loan documents.

(k) Default by BORROWER or GUARANTOR in keeping, performing or observing any term, covenant, agreement or condition of any COMMITMENT upon which all or any portion of any indebtedness evidenced by the NOTE was predicated.

(l) Any false statement, misrepresentation or withholding of facts by BORROWER, and/or by any GUARANTOR, any principal, shareholder, partner, member, manager, director, officer, employee or any other person in any loan application or other document provided by BORROWER and/or any other person to BANK or its agents, including any misrepresentation made in this AGREEMENT, or in any representation or statement made by BORROWER and/or any other person to BANK or its agents, as to any matter relied upon by BANK in evaluating whether to extend credit and financing to BORROWER.

(m) A determination by BANK that the prospect of payment or performance by BORROWER, GUARANTOR, and/or any other person under all or any of the loan documents is insecure or that a material adverse change in the financial condition of BORROWER, GUARANTOR, and/or any person obligated for payment of the LOAN has occurred since the date of this AGREEMENT.

(n) The death, dissolution, merger, consolidation or termination of existence of any BORROWER, GUARANTOR, and/or any person obligated for payment of the LOAN; or if any BORROWER, GUARANTOR, and/or any person obligated for payment of the LOAN is a corporation with thirty-five (35) or fewer shareholders, the aggregate transfer(s) of voting shares in such BORROWER, GUARANTOR, and/or any person obligated for payment of the LOAN whereby persons or entities not owning on the date hereof, singly or in the aggregate, 50% or more of the voting shares of such BORROWER, GUARANTOR, and/or any person obligated for payment of the LOAN, become the owner(s), singly or in the aggregate, 50% or more of the voting shares of such BORROWER, GUARANTOR, and/or any person obligated for payment of the LOAN, or if such party is a limited or general partnership, any change in general partnership interest(s) in such BORROWER, GUARANTOR, and/or any person obligated for payment of the LOAN.

SECTION 6.2. REMEDIES UPON DEFAULT. Upon the occurrence of any EVENT OF DEFAULT, with respect to any personal property, collateral or fixtures, BANK shall have all of the rights and remedies of a secured party under the North Carolina Uniform Commercial Code. Without in any way limiting the generality of the foregoing, BANK shall also have the following specific rights and remedies:

(a) Any indebtedness of BORROWER under this AGREEMENT or the NOTE, any of the NOTE to the contrary notwithstanding, shall, at BANK's option and without notice, become immediately due and payable without presentment, notice or demand, all of which are hereby expressly waived by BORROWER; and the obligation, if any, of the BANK to permit further borrowings hereunder shall immediately cease and terminate.

(b) To take immediate possession of all equipment, inventory, fixtures, and any or all other collateral securing the LOAN, whether now owned or hereafter acquired, without notice, demand, presentment, or resort to legal process, and, for these purposes, to enter any premises where any of the collateral is located and remove the collateral therefrom or render it unusable.

(c) To require BORROWER to assemble and make the collateral available to BANK at a place to be designated by BANK which is also reasonably convenient to BORROWER.

(d) To retain the collateral in satisfaction of any unpaid principal or interest on the LOAN or sell the collateral at public or private sale after giving such notice, as the BANK deems necessary, of the time and place of the sale and with or without having the collateral physically present at the place of the sale.

(e) To make any repairs to the collateral which BANK deems necessary or desirable for the purposes of sale.

(f) To exercise any and all rights of set-off which BANK may have against any account, fund, or property of any kind, tangible or intangible, belonging to BORROWER which shall be in BANK’s possession or under its control.

(g) BANK shall have the right to collect receivables, endorse checks, collect rents, issues, profits and revenues assigned to BANK as collateral for the LOAN, to appoint a receiver or other third party to inspect the books and records of BORROWER and to evaluate collateral, at BORROWER’s expense, and to contact all account parties and direct them to pay BANK directly.

(h) BANK shall have the right to the appointment of a receiver to collect the rents and profits from the property and collateral assigned to BANK to secure LOAN, without consideration of the value thereof or the solvency of any person liable for the payment of the amounts then owing. BANK, at its option, in lieu of an appointment of a receiver, shall have the right to do all those things the receiver could have done. If such receiver should be appointed, or if there should be a sale of the property and collateral by foreclosure, the BORROWER or any person in possession of the property and collateral, as tenant or otherwise, shall become a tenant at will of the receiver or of the purchaser and may be removed by a writ of ejectment, summary ejectment or other lawful remedy.

(i) The exercise by the BANK of any right or remedy granted to the BANK or to any receiver or trustee in law or equity, or by this or any other document shall not be deemed an irrevocable election of remedies thereby precluding the BANK or any receiver or trustee from exercising or pursuing any other right or remedy granted to the receiver, the trustee or BANK under this or any other document or at law or in equity. All remedies contained herein or in any other separate agreement executed contemporaneously with the execution of this AGREEMENT, including without limitation any assignment, security agreement, mortgage, deed of trust, or other security instrument, are intended to be cumulative.

ARTICLE VII — MISCELLANEOUS

SECTION 7.1. WAIVER. No delay or failure of BANK, or any holder of the NOTE, in exercising any right, power or privilege hereunder shall affect such right, power or privilege; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or privilege. The rights and remedies of BANK hereunder are cumulative and not exclusive. Any waiver, permit, consent or approval of any kind by BANK, or any holder of the NOTE, of any breach or default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing.

5

SECTION 7.2. NOTICES. All notices. requests and demands given to or made upon the respective parties shall be deemed to have been given or made when deposited in the mail, postage prepaid, and addressed as follows:

BORROWER:	Chanticleer Holdings. Inc.

11220 Elm Lane Suite 203

Charlotte, NC 28277

BANK:	Paragon Commercial Bank

3535 Glenwood Avenue

Raleigh, North Carolina 27612

SECTION 7.3. ATTORNEY’S FEES. BORROWER will reimburse BANK for all costs, expenses and reasonable attorneys’ fees expended or incurred by BANK in administering and enforcing this AGREEMENT, in actions for declaratory relief in any way related to this AGREEMENT, or in collecting any sum which becomes due the BANK on the NOTE.

SECTION 7.4. NORTH CAROLINA LAW APPLICABLE. This AGREEMENT and the NOTE shall be construed in accordance with the laws of the State of North Carolina. BORROWER and any member, manager, general partner, or GUARANTOR of BORROWER each irrevocably consents to the jurisdiction of any Federal or State court within the State of North Carolina, and submits to venue in the State of North Carolina, and each also consents to service of process by any means authorized by Federal law or the law of the State of North Carolina. Without limiting the generality of the foregoing, each of BORROWER, or any member, manager, general partner and GUARANTOR of BORROWER hereby waives and agrees not to assert by way of motion, defense, or otherwise in such suit, action, or proceeding, any claim that (i) BORROWER or any such member, manager, general partner and GUARANTOR is not subject to the jurisdiction of the courts of the State of North Carolina or the United States District Court for North Carolina; or (ii) such suit, action, or proceeding is brought in an inconvenient forum; or (iii) the venue of such suit, action, or proceeding is improper.

SECTION 7.5. FURTHER ASSURANCES; POWER OF ATTORNEY. At any time, and from time to time, upon request by BANK, BORROWER will, at BORROWER's expense: (a) correct any defect, error or omission which may be discovered in the form or content of any of the loan documents; (b) make such further assurances as may be required by BANK; and (c) make, execute, deliver and record , or cause to be made, executed, delivered and recorded, any and all further instruments, certificates and other documents as may, in the opinion of BANK, be necessary or desirable in order to complete, perfect or continue and preserve the lien and security position of the BANK. Upon any failure by BORROWER to do so, BANK may make, execute and record any and all such instruments, certificates and other documents for and in the name of Borrower, all at the sole expense of Borrower, and BORROWER hereby irrevocably appoints the BANK as its attorney-in-fact, this power of attorney being coupled with an interest, in order that BANK may administer the LOAN and exercise the rights and remedies contained in this AGREEMENT and in any related loan documents and assignments by BORROWER at any time, including without limitation after the occurrence of an EVENT OF DEFAULT under this AGREEMENT or other loan documents as may be prescribed by BANK under SECTION 3.3 of this AGREEMENT or otherwise required by BANK.

SECTION 7.6 ARBITRATION AND DISPUTE RESOLUTION. (a) Arbitration. Except to the extent expressly provided below, any dispute under this AGREEMENT or other loan document shall, upon the request of either party, be determined by binding arbitration in accordance with the Federal Arbitration Act, Title 9, United States Code (or if not applicable, the applicable state law), the then-current rules for arbitration of financial services disputes of the American Arbitration Association (“AAA”), and the other terms and conditions set forth in this SECTION 7.6 below. In the event of any inconsistency with AAA rules, the terms and conditions of this AGREEMENT shall control. The filing of a court action is not intended to constitute a waiver of the right of BORROWER or BANK, including the suing party, thereafter to require submittal of the dispute to arbitration. Any party to this AGREEMENT may bring an action, including a summary or expedited proceeding, to compel arbitration of any dispute in any court having jurisdiction over such action. The arbitration shall be administered by AAA, who will appoint a single arbitrator. If AAA is unwilling or unable to administer the arbitration, or if AAA is unwilling or unable to enforce or legally precluded from enforcing any and all provisions of this AGREEMENT, then any party to this Agreement may substitute another arbitration organization that has similar procedures to AAA and that will observe and enforce any and all provisions of this AGREEMENT. All arbitration hearings will be commenced within ninety (90) days of the demand for arbitration and completed within ninety (90) days from the date of commencement; provided, however, that upon a showing of good cause, the arbitrator shall be permitted to extend the commencement of such hearing for up to an additional sixty (60) days. The judgment and the award, if any, of the arbitrator shall be issued within thirty (30) days of the close of the hearing. The arbitrator shall provide a concise written statement setting forth the reasons for the judgment and for the award, if any. The arbitration award, if any, may be submitted to any court having jurisdiction to be confirmed and enforced, and such confirmation and enforcement shall not be subject to arbitration. Any dispute concerning this arbitration provision, including any such dispute as to the validity or enforceability of this provision, or whether a Dispute is arbitrable, shall be determined by the arbitrator; provided, however, that the arbitrator shall not be permitted to vary the express provisions of these terms and conditions or the reservation of rights set forth in subsection (b). The arbitrator shall have the power to award legal fees and costs pursuant to the terms of this AGREEMENT.

(b) Reservations of Rights. Nothing in this AGREEMENT shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation and any waivers contained in this AGREEMENT, or (ii) apply to or limit the right of BANK (A) to exercise self help remedies such as (but not limited to) setoff, or (B) to foreclose judicially or nonjudicially against any real or personal property collateral, or to exercise judicial or nonjudicial power of sale rights, (C) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief, writ of possession, prejudgment attachment, or the appointment of a receiver, or (D) to pursue rights against a party to this AGREEMENT in a third-party proceeding in any action brought against BANK in a state, federal or international court, tribunal or hearing body (including actions in specialty courts, such as bankruptcy and patent courts). BANK may exercise the rights set forth in clauses (A) through (D), inclusive, before, during or after the pendency of any arbitration proceeding brought pursuant to this AGREEMENT. Neither the exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the dispute occasioning resort to such remedies. No provision in the loan documents regarding submission to jurisdiction and/or venue in any court is intended or shall be construed to be in derogation of the provisions in any loan document for arbitration of a dispute.

IN WITNESS WHEREOF, the parties hereto have caused this AGREEMENT to be executed under seal the day and year first hereinabove written.

PARAGON COMMERCIAL BANK

By:	/s/ Charles W. Bartz	(SEAL)
Charles W. Bartz, Senior Vice President

6

CHANTICLEER HOLDINGS, INC.

By:	/s/ Michael D. Pruitt	(SEAL)
Michael D. Pruitt, President/CEO/CFO

Guarantors:

By:	/s/ Michael D. Pruitt	(SEAL)
Michael D. Pruitt, an individual

7